Exhibit 10.11

AGREEMENT OF LEASE

between

1 MADISON OFFICE FEE LLC,

Landlord

and

YEXT, INC.

Tenant

Dated as of May 24, 2012

A portion of the 5th floor

1 Madison Avenue

New York, New York

EXHIBITS

EXHIBIT A	FLOOR PLAN OF PREMISES
EXHIBIT B	FIXED ANNUAL RENT
EXHIBIT C	RULES AND REGULATIONS
EXHIBIT D	LANDLORD’S WORK
EXHIBIT E	CLEANING SPECIFICATIONS
EXHIBIT F	HVAC SPECIFICATIONS
EXHIBIT G	FORM OF LETTER OF CREDIT

LEASE (this “Lease”) made as of the day of May 2012 (the “Effective Date”) between 1 MADISON OFFICE FEE LLC, having an office c/o SL Green Realty Corp., at 420 Lexington Avenue, New York, New York, 10170, hereinafter collectively referred to as “Landlord”, and YEXT, INC., a Delaware corporation, having an office at 75 9th Avenue, 7th Floor, New York, New York 10011, hereinafter referred to as “Tenant”, The term “Named Tenant” shall be deemed to be referring to Yext, Inc.

WITNESSETH

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

DEMISE; PREMISES AND PURPOSE

1.01                        Landlord hereby leases and demises to Tenant, and Tenant hereby lines and takes from Landlord, those certain premises located on and comprising a portion of the rentable area of the fifth (5) floor, approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as Exhibit A (the “Premises”), deemed by Landlord and Tenant to consist of 36,823 rentable square feet, in the building known as and located at 1 Madison Avenue, New York, New York (the “Building”) subject to the provisions of this Lease.

1.02                        The Premises shall be used and occupied for executive and general office use consistent with that found in Class “A” high-rise office buildings located in midtown Manhattan only (“Comparable Buildings”) and for no other purpose.

1.03                        No portion of the Premises shall be used for any purpose which: (a) unreasonably interferes with the maintenance or operation of the Building; (b) materially and adversely affects any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (c) unreasonably interferes with, annoys or disturbs any other tenant or unreasonably interferes with, annoys or disturbs Landlord, (d) constitutes a public or private nuisance or (e) violates the certificate of occupancy issued for the Building. Without limiting the foregoing, neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by Tenant or Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of Tenant and/or the servants, employees, licensees, invitees or visitors of Tenant

1.04                        Tenant shall instruct all messengers, delivery personnel or other individuals providing such services to Tenant to comply with rules promulgated by Landlord from time-to-time regarding the use of outside messenger services.

1.05                        Landlord hereby advises Tenant that another tenant of the Building has installed an auditorium within said other tenant’s premises and, as of the date hereof, said tenant leases out such auditorium on a advance notice on a daily basis for a fixed fee (all as set by such other tenant). Landlord makes no representation that Tenant shall be entitled to use said auditorium and the failure of such other tenant to permit Tenant to use said auditorium shall in no way affect this Lease or Tenant’s obligations hereunder. If Tenant desires to use said auditorium, Tenant shall arrange same directly through such other tenant and Landlord shall have no responsibility in connection therewith.

ARTICLE 2

TERM

2.01                        The Premises are leased for a term (the “Term”) which shall commence on the date (the “Commencement Date”) which is the earlier to occur of (i) the date which is the later to occur of (A) the date upon which Landlord’s Work (as defined herein) is substantially completed and (B) November 1, 2012, and (ii) the date Tenant, or anyone claiming by, through or under Tenant, occupies the Premises for any purpose, and shall end on December 31, 2020 (the “Expiration Date”) or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.1                               Tenant shall pay fixed annual rent (the “Fixed Annual Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as Exhibit B in equal monthly installments in advance on the first (1st) day of each calendar month during the Term, except that the first (1st) monthly installment of Fixed Annual Rent shall be paid by Tenant upon its execution of this Lease. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within ten (10) days of demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, and without any set off or deduction whatsoever. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

3.2                               For purposes of this Lease, the “Rent Commencement Date” shall be deemed to mean the date which is one hundred seventy-five (175) days following the Commencement Date. If, however, prior to the Rent Commencement Date Tenant shall default in the payment of a sum of money or any other of its other obligations under this Lease beyond the expiration of applicable notice and cure periods, if any, then, notwithstanding the foregoing, the Rent Commencement Date shall be deemed to be the date such default occurred.

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.01                        Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without the prior written consent of Landlord in each instance. The transfer of a majority of the issued and autstanding capital stock of any corporate tenant or sublessee of this Lease or a majority of the total interest in any partnership tenant or sublessee or company, however accomplished (other than in connection with an initial public offering of the equity interests in Tenant through a recognized over-the-counter stock exchange), and whether in a single transaction or in a series of related or unrelated transactions, the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership or the merger or consolidation of a corporate tenant or sublessee, shall be deemed an assignment of this Lease or of such sublease. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. If any lien is filed against the Premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

4.02                        If Tenant desires to assign this Lease or to sublet all or any portion of the Premises, it shall offer in writing to Landlord a notice referencing this Section 4.02 together with a term sheet setting forth all of the relevant terms and conditions upon which Tenant is willing to assign this Lease or sublet the Premises, or portion thereof, whichever may be applicable, including, without limitation, (a) in the case of a proposed subletting, the area proposed to be sublet, and, in the case of a proposed assignment such notice shall set forth Tenant’s intention to assign this Lease, (b) the term of the proposed subletting including the proposed dates of the commencement and the expiration of the term of the proposed sublease or the effective date of the proposed assignment, as the case may be, and (c) the rents, work contributions, free rent and all other concessions and material economic provisions that are proposed to be included in the transaction, and which shall be deemed an offer (a “Tenant’s Recapture Offer”), (i) with respect to a prospective assignment, to terminate or assign this Lease to Landlord without any payment of moneys or other consideration therefor by Landlord to Tenant, (ii) with respect to a prospective subletting which is for all or substantially all (i.e., for a term of sublease expire with one year or less in the then-remaining Term hereunder) of the then-remaining Term, terminate this Lease with respect to the portion of the premises proposed to be sublet or (iii) with respect to a prospective subletting, to sublet to Landlord the portion of the Premises involved (“Leaseback Area”) for the term specified by Tenant in its proposed sublease at Tenant’s proposed subrental set forth in Tenant’s Recapture Offer, and otherwise on the same terms, covenants and conditions as are contained herein and as are allocable and applicable to the portion of the Premises to be covered by such subletting, unless other more favorable terms are set forth in Tenant’s Recapture Offer. Tenant’s Recapture Offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than sixty (60) days nor later than one hundred twenty (120) days following the acceptance of Tenant’s Recapture Offer (the “Recapture Date”). Landlord shall have a period of thirty (30) days from the receipt of such Tenant’s Recapture Offer (the “Landlord’s Recapture Right Outside Date”) to either accept or reject Tenant’s Recapture Offer as aforesaid.

4.03.                     If Landlord exercises its option to terminate this Lease pursuant to Section 4.02 above, then (i) the Term of this Lease (with respect to the affected portion of the Premises) shall end at the election of Landlord either (x) on the date that such assignment or sublet was to become effective or commence, as the case may be, or (y) on the Recapture Date and (ii) Tenant shall surrender to Landlord and vacate the affected portion of the Premises (the “Terminated Portion”) on or before such date in the same condition as is otherwise required upon the expiration of this Lease by its terms, (iii) the Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iv) Landlord shall be free to lease the Terminated Premises (or any portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04.                     If Landlord shall accept Tenant’s Recapture Offer pursuant to Section 4.02 above (i.e., have this Lease assigned to Landlord or sublet by Landlord), then Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel.

If a sublease is so made it shall expressly:

(i)                                     permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary;

(ii)                                  provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii)                               negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv)                              provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense (but only to the extent same was to be Tenant’s expense pursuant to Tenant’s proposed subletting), shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

(v)                                 provide that at the expiration of the term of such sublease (if was for less than the entire Term hereof) Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted; it being understood and agreed that in no event shall Tenant be required to remove any alterations to the Leaseback Area made by Landlord (or its designee or subtenant).

4.05                        Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under this Lease, which are in excess of the rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

4.06                        If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

4.07.                     If Landlord shall not have timely accepted Tenant’s Recapture Offer pursuant to Section 4.02 above, then Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to such specific assignment or subletting for the use permitted under this Lease, provided that any such assignment or subletting shall (A) have economic terms that shall not vary by more than five (5%) from the net effective rental contained in Tenant’s Recapture Offer;, (B) be for a term expiring on or approximately the same date designated in Tenant’s Recapture Offer and upon all of the material terms and conditions set forth in Tenant’s Recapture Offer and (C) comply with all other applicable provisions of this Article 4 (and if the net effective rental and/or the term of such proposed subletting or assignment, as the case may be, vary from the net effective rental and/or the term contained in Tenant’s Recapture Offer beyond the variances set forth above, or if an assignment or sublease is not effected within six (6) months following the date upon which Tenant’s Recapture Offer is given by Tenant to Landlord, then Tenant’s request for consent shall be deemed to constitute a new Tenant’s Recapture Offer (a “Revised Recapture Offer”) to Landlord under the terms and conditions contained in the proposed sublease or assignment, as the case may be, with respect to which all of the provisions of this Article 4 shall again apply), and provided further that:

(i)                                     The Premises shall not, without Landlord’s prior consent, have been listed or publicly advertised for assignment or subletting at a rate lower than the then-prevailing rate for any other space in the Building;

(ii)                                  The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises, in a manner consistent with the permitted use and in keeping with the standards of the Building;

(iii)                               The proposed assignee or subtenant shall not then be a tenant, subtenant, assignee or occupant of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity who has dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent;

(iv)                              The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to increase operating expenses or the burden on existing cleaning services, elevators or other services and/or systems of the Building;

(v)                                 In case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

(vi)                              No subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

(vii)                           At no time shall there be more than three (3) tenants and/or subtenants, including Tenant, in the Premises;

(viii)                        Tenant shall reimburse Landlord on demand for any reasonable costs, including attorneys’ fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease;

(ix)                              The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Real Property other than the Premises; and

(x)                                 The proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

4.08                        Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder. Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

4.09.                     (a)                                 Anything contained in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required (and Landlord’s rights under Section 4.02 shall not be applicable to) for an assignment of this Lease, or sublease of all or part of the Premises for the uses permitted hereunder, or the occupancy of all or a portion of the Premises, to a Related Entity; provided, that (i) Landlord is given notice within ten (10) days after the occurrence thereof and reasonably satisfactory proof that the requirements of this Lease have been met, (ii) any such transaction complies with the other provisions of this Article 4, and (iii) the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which is in keeping with standards of the Building.

(b)                                 For purposes of this Article 4:

(i)                                     a “Related Entity” shall mean (x) any legal entity which controls or is controlled by Tenant or is under common control with Tenant or (y) any legal entity (1) to which all or substantially all the assets of Tenant are transferred or (2) into which Tenant may be merged or consolidated; provided, that, the net worth, exclusive of good will, and ratio of current assets to current liabilities, of such transferee or of the resulting or surviving corporation or other business entity, as the case may be, as certified by a financial officer of such transferee or resulting corporation or entity (and of the Tenant, if applicable), in accordance with GAAP, is not less than Tenant’s net worth and ratio of current assets to current liabilities (exclusive of good will), as so certified, as of either (1) the Commencement Date or (2) the day immediately prior to such transaction, whichever is greater, as shall be evidenced by a certified statement by a financial officer of such transferee or resulting entity and determined in accordance with GAAP;

(ii)                                  the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all of the general or other partnership (or similar) interests therein; and

(iii)                               the term “net worth” (for both Tenant any and any transferee detailed in clause (i) above) shall mean the excess of total assets over total liabilities; total assets and total liabilities each being determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trade names, licenses, patents, trademarks, copyrights and franchises.

4.10                        If Landlord shall not have accepted Tenant’s Recapture Offer hereunder pursuant to Section 4.02 above, and Tenant effects any assignment or subletting (other than an assignment or subletting described in Section 4.09), then Tenant thereafter shall pay to Landlord a sum equal to fifty percent (50%) of the following sum: (a) any rent or other consideration payable to Tenant by any subtenant which is in excess of the rent and additional rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting or assignment. In computing such sum, Tenant may deduct all Transaction Costs. “Transaction Costs” means (i) the amount of any costs incurred by Tenant in making alterations to the sublet space for the subtenant, and the amount of any work allowance granted by Tenant to the subtenant and (ii) advertising, legal expenses and brokerage commissions reasonably incurred by Tenant in connection with such assignment or subleasing. Transaction Costs shall not include any Rent under this Lease allocable to the space in question during the period of marketing the space and/or during which such space was unoccupied.

4.11.                     In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment; provided, however, nothing contained herein shall prevent Tenant from seeking monetary damages if a court of competent jurisdiction has determined that Landlord has acted in bad faith in withholding such consent under this Article 4.

4.12.                     Provided that the relevant portion of the Premises is not separately demised, the occupancy of the Premises by one or more Service and Business Relationship Entities for the uses permitted hereunder, shall be permitted without the need to obtain Landlord’s consent and without being subject to Landlord’s right of recapture pursuant to Section 4.02; provided, that (a) such Service and Business Relationship Entities shall not occupy portions of the Premises constituting, in the aggregate, more than 20% of the rentable square footage of the Premises, (b) in no event shall the use of any portion of the Premises by a Service and Business Relationship Entity create or be deemed to create any right, title or interest of such Service and Business Relationship Entity in any portion of the Premises or this Lease, (c) such Service and Business Relationship Entity shall not have any signage outside of the Premises, (d) such Service and Business Relationship Entity is engaged in a business, and uses the portion of the Premises that it occupies in a manner, that is in keeping with standards generally maintained by prudent landlords of Comparable Buildings and (e) no rent or other consideration is paid by such Service and Business Relationship Entity in excess of the Fixed Annual Rent and Additional Rent due hereunder (allocated on a per square foot basis). “Service and Business Relationship Entities” shall mean (i)

any Affiliate of Tenant, (ii) persons actively engaged in providing services to Tenant or any Affiliate of Tenant, (iii) Tenant’s (or any of Tenant’s Affiliate’s) attorneys, consultants and other persons or entities with which Tenant (or any Affiliate of Tenant) has a business relationship, (iv) Tenant’s potential clients or customers or entities providing a complementary service to Tenant and (v) any regulatory authorities having jurisdiction over Tenant or any Affiliate of Tenant that are using the relevant portion of the Premises for a purpose associated with the business of Tenant; provided, however, Tenant’s rights under this Section 4.12 shall not be exercised in a manner which are done in a way to circumvent the other provisions of this Article 4 or avoid obtaining Landlord’s consent if same were a sublease.

ARTICLE 5

DEFAULT

5.01                        Landlord may terminate this Lease on three (3) days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within seven (7) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant. At the expiration of the three (3) day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02                        In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03                        Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04                        In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

ARTICLE 6

RELETTING, ETC.

6.01                        If Landlord shall re-enter the Premises on the default of Tenant, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the Term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining Term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the Premises, including reasonable legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for re-rental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Reenter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief Mention herein of any particular remedy shall not preclude Landlord from any other available remedy; (d) Landlord may elect to recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

6.02                        If Landlord re-enters the Premises for any cause, or if Tenant abandons the Premises, or after the expiration of the Term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the legal expenses and fees thereby incurred by Landlord.

ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01                                If Tenant shall default in performing any covenant or condition of this Lease, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to

Landlord within ten (10) days of rendition of any bill or statement therefor, and if Tenant’s lease Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

ARTICLE 8

ALTERATIONS

8.01                        (a)                                 Subject to the further provisions of this Section 8.01(a), Tenant shall make no changes or alterations in or to the Premises (collectively, “Alterations”), without the prior written consent of Landlord; provided, however, that Landlord agrees not to unreasonably withhold, condition or delay its consent in accordance with the procedure set forth in Section 8.02 below to Alterations that (1) do not affect the Building’s exterior (including the exterior appearance of the Building), (2) do not adversely affect the usage or the proper functioning of any Building Systems, (3) are non-structural, (4) do not affect the Certificate of Occupancy covering the Building and/or Premises, and (5) do not adversely affect any service required to be furnished by Landlord to any other tenant or occupant of the Building (collectively, “Non-Material Alterations”). Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to Alterations which (i) are merely cosmetic or decorative in nature and (ii) are reasonably estimated to cost less than One Hundred Thousand Dollars ($100,000) for each project (a “Non-Consent Alteration”). All Alterations shall be performed in such manner and time, and with such materials, as are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, subject to the other provisions of this Article 8. Tenant may employ architects, contractors, subcontractors and engineering firms of Tenant’s choice to design and construct Alterations, subject to Landlord’s reasonable approval, such approval not to be unreasonably withheld, conditioned or delayed, subject to the other provisions of this Article 8, and so long as such contractors employ union labor with the proper jurisdictional qualifications; provided, that (i) all work to the Building’s life safety systems (including tie-ins to such systems) shall be performed by Landlord’s designated contractor provided that the rates charged by such contractor to Tenant are commercially reasonable, (ii) Tenant shall utilize Landlord’s designated expeditor provided that the rates charged by such expeditor to Tenant are commercially reasonable, and (iii) Tenant shall utilize and/or consult with Landlord’s consulting engineer for coordination of plan review provided that the rates charged by such engineer to Tenant are commercially reasonable. All Alterations to the Premises, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless same constitute Specialty Alterations for which Tenant has been directed to remove from the Premises in accordance with Section 8.01(b) hereof, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the Term.

(b)                                 Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations except for Specialty Alterations. For purposes of this Article 8, “Specialty Alterations” shall mean Alterations consisting of all voice and data wiring (other than wiring and cabling located in concealed (i.e., not visible) portions of the Building), raised computer room floors, vaults, generator, structurally reinforced filing systems, internal staircases, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which penetrate or expand an existing penetration of any floor slab, any other Alterations which affect the structural elements of the Building (which for purposes of this Lease shall mean the exterior walls and roof of the Building, foundations, footings, load bearing columns, ceiling and floor slabs, windows and window frames of the Building); it being understood and agreed that no portion of Landlord’s Work as shown on Exhibit D annexed hereto shall be deemed to be a Specialty Alteration. Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration designated by Landlord, repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore the Premises to the condition existing prior to the making of such Specialty Alteration. All such work shall be performed in accordance with plans and specifications first reasonably approved by Landlord and all applicable terms, covenants, and conditions of this Lease. If Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent upon receipt of a bill therefor from Landlord. Landlord shall advise Tenant together with Landlord’s approval of the plans and specifications in question whether or not Tenant shall be required to remove any portion of such Specialty Alteration upon the expiration or sooner termination of this Lease, provided that Tenant, as part of its request for such consent, notifies Landlord in writing that Landlord is required to make such election and/or designation as part of its consent.

8.02                        All Alterations shall be performed in accordance with the following conditions:

(i)                                     Prior to the commencement of any Alterations (other than Non-Consent Alterations), Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings for each proposed Alteration. Landlord shall be given, in writing, a good description of all other Alterations. Landlord may engage the services of an outside consultant (each, an “Outside Consultant”) to review Tenant’s Plans (as the same may be revised), it being agreed that Tenant will pay all reasonable, out-of-pocket costs and expenses (“Outside Consultants Fees”) associated with the retention of such Outside Consultant.

(ii)                                  All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations. Prior to the commencement of any such Alterations, Tenant shall, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations.

(iii)                               All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon.

(iv)                              The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any unreasonable interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any unreasonable interference with the business of Landlord or any tenant or occupant of the Building.

(v)                                 Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

(vi)                              Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(a)                                 Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b)                                 Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $5,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

(vii)                           In granting its consent to any Alterations, Landlord may impose such conditions as to guarantee completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require.

(viii)                        All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

(ix)                              The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alterations or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(x)                                 Promptly following the substantial completion of any Alterations, Tenant shall submit to Landlord: (a) one (1) sepia and one (1) copy on floppy disk (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (b) an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations.

ARTICLE 9

LIENS

9.01                        With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics liens upon the Premises or the Building after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof.

ARTICLE 10

REPAIRS

10.01                 Tenant shall take good care of the Premises (including, without limitation, any horizontal distribution portion of Building systems within the Premises installed by, or on behalf of (even if by Landlord as part of Landlord’s Work), Tenant or any other permitted occupant of the Premises) and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees, invitees or contractors, subject to the provisions of Article 11 hereof. The exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01                 Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding the Landlord’s Work (as defined in Article 22), Alterations, tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”), but without prejudice to the rights of subrogation, if any, of Landlord’s insurer to the extent not waived herein. Landlord shall not be required to repair or restore any of the Landlord’s Work, Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed. Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the Term of this Lease shall automatically expire no less than ten (10) days after such notice is given. Upon any termination of the Lease under this Article 11, Tenant shall pay to Landlord, all insurance proceeds Tenant shall be entitled to with respect to Landlord’s Work, any Alterations, improvements or changes in the Premises. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

11.02                 In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the Landlord’s Work, Alterations, tenant improvements and betterments and Tenant’s personal property and restore the Premises within one hundred eighty (180) days following the date upon which the Landlord’s Restoration Work have been substantially completed by Landlord.

11.03                 If, following such casualty, Landlord does not terminate this Lease pursuant to Section 11.01 above and estimates that the time period to complete Landlord’s Restoration Work shall be later than the date occurring eighteen (18) months after the date of such damage (or if the damage occurs during the last year of the Term hereof, if the estimated time period to complete Landlord’s Restoration Work is more than four (4) months) (as applicable, the “Restoration Outside Date”), then Tenant shall have the right to terminate this Lease by giving notice (the “Casualty Termination Notice”) to Landlord not later than thirty (30) days following Tenant’s receipt of such estimate from Landlord. If the Landlord estimate states that Landlord’s Restoration Work shall be substantially completed not later than the Restoration Outside Date, and (2) Landlord’s Restoration Work is not substantially completed on or before the Restoration Outside Date (as such date shall be extended due to Unavoidable Delays), then Tenant, upon thirty (30) days notice to Landlord, shall have the right to terminate this Lease upon the expiration of said 30 days by giving written notice to Landlord at any time after the Restoration Outside Date and prior to the date on which Landlord’s Restoration Work is substantially completed; provided, however, if Landlord’s Restoration Work is substantially completed prior to the expiration of said 30 day period, then the Casualty Termination Notice shall be deemed null and void and this Lease shall continue.

ARTICLE 12

END OF TERM

12.01                 Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay and including any consequential damages and/or lost opportunities. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal to the Applicable Percentage times the average Rent and Additional Rent which was payable per month under this Lease during the last six months of the Term thereof. For purposes hereof, “Applicable Percentage” shall mean (X) 150% for the first 60 days of such holdover and (Y) 200% thereafter. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease. At any time during the Term of this Lease, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the Term of this Lease, Landlord may exhibit the Premises to prospective tenants.

ARTICLE 13

SUBORDINATION AND ESTOPPEL. ETC.

13.01                 This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1)                                 all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;

(2)                                 all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3)                                 each and every advance made or hereafter to be made under such mortgages;

(4)                                 all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5)                                 all spreaders and consolidations of such mortgages.

13.02                 The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request to evidence such subordination and, in the event that Tenant shall fail to execute and deliver any such instrument within ten (10) days after request therefor, Tenant shall irrevocably constitute and appoint Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

13.03                 In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i)                                     it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii)                                  a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04                 If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease.

13.05                 If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligation, or materially decrease the rights, of Tenant hereunder. In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to materially adversely affect the leasehold interest hereby created:

(i)                                     give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

(ii)                                  obtain such lender’s consent for any modification of this Lease.

13.06                 This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07                 Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the Term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08                 From time to time, Tenant, on at least ten (10) days’ prior written request by Landlord, shall deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, acknowledge and deliver any such statements or certificates for and on behalf of Tenant in the event that Tenant fails to so execute any such statement or certificate.

ARTICLE 14

CONDEMNATION

14.01                 If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

14.02                 Damages awarded to Landlord for any condemnation shall belong to Landlord, whether or not the damages are awarded as compensation for loss or reduction in value of the Building or the Building Project; however, nothing shall restrict or limit Tenant from asserting a claim for any additional damages resulting from the condemnation for any unamortized leasehold improvements paid for by Tenant, the interruption of Tenant’s business, Tenant’s moving expenses, or Tenant’s trade fixtures and equipment, provided such claim does not reduce Landlord’s award.

ARTICLE 15

REQUIREMENTS OF LAW

15.01                 Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, the making of any Alterations therein, or the use or occupancy thereof, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on Hazardous Materials (collectively, “Applicable Laws”).

15.02                 Tenant shall require every person engaged by him to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

15.03                 Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises and Tenant’s use thereof, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

thereof, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01                 Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building.

ARTICLE 17

POSSESSION

17.01                 If Landlord shall be unable to give possession of the Premises by a certain date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure, and Tenant’s sole remedy shall be as set forth in Section 17.02 below. In such event, this Lease shall stay in full force and effect (except as set forth in Section 17.02 below), without extension of its Term. If permission is given to Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay Rent for such occupancy.

17.02                 (a)                                 Anything to the contrary herein notwithstanding, if the Commencement Date has not occurred (or has not been deemed to have occurred) by March 1, 2013 (as such date shall extended by one (1) day for each day of delay due to casualty, condemnation, Unavoidable Delay and/or Tenant Delay) (as extended, the “Outside Date”), then, as Tenant’s sole and exclusive remedy in connection therewith (except as set forth in clause (b) below), the Rent Commencement Date shall be extended one (1) day for each day beyond the Outside Date that the Commencement Date shall occur (or been deemed to have occurred).

(b)                                 Anything to the contrary herein notwithstanding, if Landlord fails to cause the Commencement Date to occur (or be deemed to occur) on or prior to October 1, 2013 (as such date shall be extended due to casualty, condemnation, Unavoidable Delays and/or Tenant Delays), then Tenant, as its sole and exclusive remedy in connection with such failure (except as set forth in clause (a) above), shall be entitled to terminate this Lease upon thirty (30) days notice to Landlord, and upon the expiration of such 30 days, this Lease shall terminate (unless, prior thereto, Landlord has caused the Commencement Date to occur (or be deemed to occur), in which case Tenant’s termination notice shall be deemed void and of no force and effect), and, upon such termination, neither party shall have any further obligations to the other hereunder, except the return of the security deposit to Tenant.

(c)                                          The provisions of this Article 17 are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a New York Real Property Law.

ARTICLE 18

QUIET ENJOYMENT

18.01                 Landlord covenants that if Tenant pays the Rent and performs all of Tenant’s other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

ARTICLE 19

RIGHT OF ENTRY

19.01                 Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises; provided that any such pipes, conduits or shafts shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises (provided any such work performed by Landlord under this Article 19 shall be performed in a first-class manner). Landlord or its agents shall have the right, upon reasonable prior notice (no such notice shall be required in an emergency) to enter or pass through the Premises at all times, by master key and, in the event of an emergency, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. In the exercise of such right, Landlord shall use reasonable efforts to minimize the disruption of Tenant’s business, and such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known. Notwithstanding anything to the contrary contained in this Lease, in any other instance in this Lease where Landlord or its agents are entitled to enter the Premises, said entry shall be upon reasonable notice (which may be oral) and during reasonable business hours (except during an emergency) and Landlord and its agents shall use reasonable commercial efforts to minimize interference with the conduct by Tenant, its licensees and invitees, of their respective businesses.

ARTICLE 20

INDEMNITY

20.01                         Tenant shall indemnify and hold harmless Landlord, all Lessors and all Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims made by third parties against such Landlord Indemnified Party to the extent arising from or to the extent in connection with (i) any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors or (ii) any accident, injury or damage occurring in, at or upon the Premises during the Term (or prior to such Commencement Date, if arising from or in connection with any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors); in each case together with all reasonable costs, expenses and liabilities “ incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct of the Landlord Indemnified Party.

20.02                         Tenant’s obligations under this Article 20 shall survive the expiration or earlier termination of this Lease.

ARTICLE 21

TENANT’S LIABILITY; LANDLORD’S LIABILITY, ETC.

21.01                         This Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord’s control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building. Neither the partners, entities or individuals comprising Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of Landlord’s obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the land and Building, or the lease of the Building or of the land and Building (and the rental and sales proceeds generated therefrom), and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any of the aforementioned parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

21.02                         “Unavoidable Delay” means inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord (including, without limitation, Landlord’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations, or Landlord’s inability to supply or delay in supplying any equipment or fixtures but excluding Tenant’s obligation to pay Rent), if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control, including, without limitation, laws, other governmental actions, shortages or unavailability of labor, fuel, steam, water, electricity or materials, delays caused by the other party, acts of God, enemy or terrorist action, civil commotion, fire or other casualty, but excluding unavailability of funds (and in no event shall an Unavoidable Delay excuse the payment of Rent hereunder by Tenant).

ARTICLE 22

CONDITION OF PREMISES

22.01                         The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the Term in its then “as is” condition, subject to the performance by Landlord of Landlord’s Work (as defined below). Except for the performance of Landlord’s Work, Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant. The above notwithstanding, Landlord shall ensure that the base Building systems servicing the Premises (and for which Landlord is required to provide services to Tenant hereunder) are in working order on the Commencement Date (which, in some instances, may be deemed to be in working order at the core connection point to such system, as distribution of same may be part of Landlord’s Work). Landlord shall be responsible to cure any latent defects in Landlord’s Work for a period of one (1) year from the Commencement Date, provided that Tenant provides notice to Landlord of any such latent defects prior to the expiration of said 1-year period.

22.02                         (a) By no later than the date which is ninety (90) days following the date hereof (time being of the essence with respect to such date), Tenant shall be entitled to request modifications (without same being deemed a Change Order (as defined below)) to be made to the schematic drawings annexed hereto as Exhibit D which modifications shall be limited to changes to the finishes to be used in Landlord’s Work and/or the specifications related to Tenant’s supplemental air-conditioning system, provided, however, in no event shall Tenant be entitled to request any modifications to the layout of the Premises shown on Exhibit D other than to add a room (within the Premises) shown housing Tenant’s supplemental air-conditioning equipment shown on Exhibit D. If Tenant requests such modifications, as detailed above, Tenant shall request same in a notice to Landlord (a “Work Modification Notice”), which Work Modification Notice shall detail the requested modifications with specificity. Any such modifications requested by Tenant pursuant to the Work Modification Notice shall be subject to Landlord’s approval, to be granted or withheld in accordance with the terms and conditions of Article 8 hereof (as if such modifications were an Alteration thereunder). Any actual delays experienced by Landlord in the substantial completion Landlord’s Work as a result of reviewing, approving or performing any approved modifications requested by Tenant (and not arising due to any delays caused by Landlord in connection with same) detailed in a Work Modification Notice shall be deemed to be a Tenant Delay (as defined below). Landlord shall prepare construction drawings (the “Drawings”) for the installation of alterations, installations, materials, finishes and improvements in the Premises to prepare the same for Tenant’s initial occupancy thereof (“Landlord’s Work”). The Drawings shall be substantially in accordance with the schematic drawings annexed hereto as Exhibit D and shall include any modifications requested by Tenant in a Work Modification Notice that have been approved by Landlord (as detailed above).

(b)                                 If Tenant requests any modifications to Landlord’s Work and/or the Drawings, which request shall be made in writing to Landlord specifying in detail the scope of such modification, any such deviation or modification shall be subject to Landlord’s approval in accordance with the provisions with Article 8 hereof. Any deviation in Landlord’s Work from the schematic drawings annexed hereto as Exhibit D that is requested by Tenant or any requested modification by Tenant to the Drawings shall be referred to as a “Change Order”. Promptly following Landlord’s receipt of a Change Order request from Tenant, Landlord shall notify Tenant of (i) the estimated additional costs (or cost savings) that Landlord would incur in connection with the performance of such Change Order (at Landlord’s actual cost without mark-up, other than a five (5%) fee imposed by Landlord with respect to all Change Orders) and (ii) the estimated additional time, if any, to be incurred by Landlord in connection with the performance of the Landlord’s Work due to such Change Order. Within three (3) Business Days following Landlord’s notice pursuant to the preceding sentence, Tenant shall notify (a “Change Order Notice”) Landlord if Tenant wants Landlord to proceed with the Change Order, in which case (x) Tenant shall be solely responsible for the net additional cost thereof and shall pay same to Landlord as Additional Rent hereunder and (y) any actual delay in the substantial completion of Landlord’s Work to the extent due to such Change Order shall be deemed a Tenant Delay hereunder. If Tenant fails to send a Change Order Notice within the time period set forth above or if Tenant elects that Landlord not perform the Change Order or if a Change Order request has not been approved by Landlord, Landlord shall have no obligation to perform the Change Order as part of the Landlord’s Work. Further, if and to the extent Landlord is actually delayed in performing the Landlord’s Work due to a Change Order (e.g., if Landlord stops work already in progress due to a Change Order request), the aggregate time elapsed after the submission of a Change Order request by Tenant through and including the later to occur of (a) the date Tenant sends a Change Order Notice or the date Tenant notifies Landlord that Tenant is electing not to proceed with such Change Order or (b) the expiration of the date on which Tenant may send a Change Order Notice shall constitute a Tenant Delay hereunder.

(c)                                  Anything to the contrary herein notwithstanding, the preparation of the Drawings and the performance of Landlord’s Work shall be performed at Tenant’s sole cost and expense, except that Landlord shall contribute to the cost thereof up to the amount of $1,657,035.00 (the “Landlord’s Contribution”). Following completion of the Drawings, Landlord shall obtain a bid or bids to perform Landlord’s Work, and Landlord shall select the lowest qualified bidder to perform Landlord’s Work. Within ten (10) days following Landlord’s notice to Tenant of the estimated total cost to prepare the Drawings and perform Landlord’s Work (collectively, the “Estimated Total Cost”), Tenant shall pay to Landlord an amount equal to the difference (the “Tenant’s Contribution”) between the Estimated Total Cost less the Landlord’s Contribution, which amount shall be deemed Additional Rent hereunder. If Tenant fails to timely pay the Tenant’s Contribution to Landlord same shall be deemed to be a Tenant Delay hereunder. If the actual total cost of preparing the Drawings and performing Landlord’s Work (the “Actual Total Cost”) exceeds the Estimated Total Cost, then Tenant shall be solely responsible for paying the excess amount, which amount shall be payable by Tenant to Landlord within ten (10) days of demand therefor (and same shall be deemed Additional Rent hereunder), which amount or amounts may be requested by Landlord on one or more occasions during the performance or following the completion of Landlord’s Work. Tenant’s failure to timely pay such excess shall be deemed a Tenant Delay hereunder.

22.03                 Promptly following the completion of the Drawings (and the issuance of any required permits from the applicable governing authority), Landlord shall perform the work set forth in the Drawings (as may be modified) in accordance with all Applicable Laws (though Landlord shall not be required to obtain any approvals or sign-offs from any applicable governing authority until after the Commencement Date) and in a good, workmanlike manner subject to the terms of this Article 22.

22.04.              Landlord’s Work shall be deemed to be substantially completed notwithstanding that minor or non material details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant’s ordinary use of the Premises remain to be performed, provided that said “punch list items” shall be completed by Landlord within a reasonable time thereafter (subject to delays caused by Unavoidable Delays and Tenant Delays).

22.05                 “Tenant Delay” means any delay which Landlord encounters in the performance of Landlord’s obligations under this Lease (including, but not limited to, Landlord’s Work) to the extent that Landlord encounters such delay by reason of (i) any act or omission of any nature of Tenant, Tenant’s agents or contractors, which actually delays Landlord (or its contractors), where Tenant (or its agents or contactors) did not act in a reasonably timely manner (if applicable), (ii) delays by Tenant in submission of information or delays in the payment of the Above Standard Items Costs, (iii) delays due to the postponement of any portion of Landlord’s Work at the request of Tenant, and/or (iv) the time delay as a result of the performance of Change Orders. Tenant shall pay to Landlord any reasonable out of pocket costs or expenses incurred by Landlord by reason of any Tenant Delay. In the event that substantial completion of the Landlord’s Work is actually delayed by reason of one or more Tenant Delays, Tenant agrees that the Commencement Date shall be deemed to be the date that the Landlord’s Work would have been substantially completed had the same not been so delayed due to such Tenant Delays. Landlord shall promptly notify Tenant of any Tenant Delay following Landlord’s actual knowledge of same, except no such notice shall be required if any other provision of this Lease expressly states that a Tenant Delay would occur without such notice.

22.07                 Promptly following the Commencement Date, Landlord shall deliver to Tenant an ACP-5 certificate covering the Premises.

ARTICLE 23

CLEANING

23.01                 Landlord shall cause the Premises to be kept clean in accordance with the specifications annexed hereto as Exhibit E, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the Premises and the use of Tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises. Landlord may remove Tenant’s extraordinary refuse (above that ordinarily generated by a general office user) from the Building and Tenant shall pay the cost thereof.

23.02                 Tenant acknowledges that Landlord has designated a cleaning contractor for the Building. Tenant agrees to employ said cleaning contractor or such other contractor as Landlord shall from time to time designate (the “Building Cleaning Contractor”) to perform all cleaning services required under the Lease to be performed by Tenant within the Premises and for any other waxing, polishing, and other cleaning and maintenance work of the Premises and Tenant’s furniture, fixtures and equipment (collectively, “Tenant Cleaning Services”) provided that the prices charged by said contractor are comparable to the prices customarily charged by other reputable cleaning contractors employing union labor in midtown Manhattan for the same level and quality of service. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent. In the event that Landlord and Tenant cannot agree on whether the prices then being charged by the Building Cleaning Contractor for such cleaning services are comparable to those charged by other reputable contractors as herein provided, then Landlord and Tenant shall each obtain two (2) bona fide bids for such services from reputable cleaning contractors performing such services in comparable buildings in midtown Manhattan employing union labor, and the average of the four bids thus obtained shall be the standard of comparison. In the event that the Building Cleaning Contractor does not agree to perform such cleaning services for Tenant at such average price, Landlord shall not unreasonably withhold its consent to the performance of Tenant Cleaning Services by a reputable cleaning contractor designated by Tenant employing union labor with the proper jurisdictional qualifications; provided, however, that, without limitation, Landlord’s experience with such contractor or any criminal proceedings pending or previously filed against such contractor may form a basis upon which Landlord may withhold or withdraw its consent.

ARTICLE 24

JURY WAIVER

24.01                         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding.

ARTICLE 25

NO WAIVER, ETC.

25.01                 No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess often (10) days, then at Landlord’s option a “late charge” shall become due and payable to Landlord, as Additional Rent, from the date it was due until payment is made, at the following rates: for individual and partnership lessees, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity lessees the late charge shall be computed at two percent per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease; provided, however, nothing contained herein shall prevent Tenant from obtaining money damages if Tenant obtains an order from a court of competent jurisdiction that Landlord acted in bad faith in not granting such approval to the extent Landlord was required to be reasonable. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment. Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own acts.

ARTICLE 26

ADDITIONAL REMEDIES UPON TENANT DEFAULT

26.01                 If this Lease is terminated because of Tenant’s default hereunder pursuant to Article 5 above, then, in addition to Landlord’s rights of re entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, all Fixed Annual Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of Tenant’s aforesaid obligation to make a single payment to Landlord of a sum equal to an amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this Lease is so terminated, or the date on which Landlord re-enters the Premises, as the case may be, and ending on the date on which this Lease was scheduled to expire but for such termination or reentry) less the aggregate amount of any monthly amounts theretofore collected by Landlord pursuant to the provisions of Section 6.01 hereof for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term.

ARTICLE 27

NOTICES

27.01                 Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications (each, a “Notice”) given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) or if sent by a nationally recognized overnight courier for next business-day delivery, in each case addressed as follows:

if to Tenant:

Prior to the Commencement Date:

75 9th Avenue, 7th Floor

New York, New York 10011

Attention: Mr. Alok Bhushan

On or after Commencement Date:

One Madison Avenue

New York, New York 10010

Attn: Mr. Alok Bhushan

if to Landlord:

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attention: Leasing Counsel

with a copy to:

SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attention: Director of Leasing

and a copy to any mortgagee or lessor which shall have requested same, by notice given in accordance with the provisions of this Article 27 at the address designated by such mortgagee or lessor,

or to such other or additional address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by Notice given to the other in accordance with the provisions of this Article 27. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Notices from tenant may be given by Tenant’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

ARTICLE 28

WATER

28.01                 Tenant shall pay the amount of Landlord’s cost for all excessive water used by Tenant for any purpose other than ordinary lavatory and drinking uses, and any sewer rent or tax based thereon. In the event of such excessive use, Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter at Landlord’s cost therefor plus five (5%) percent. If water is made available to Tenant in the Building or the Premises through a meter which also supplies other Premises, or without a meter, then Tenant shall pay to Landlord a reasonable charge per month for water.

ARTICLE 29

SPRINKLER SYSTEM

29.01                 If there shall be a “sprinkler system” in the Premises for any period during this Lease, Tenant shall pay a reasonable charge per month, for a commercially reasonable sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, or any governmental authority requires the installation of, or any alteration to a sprinkler system by reason of Tenant’s particular manner of occupancy or use of the Premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

ARTICLE 30

HEAT, ELEVATOR, ETC.

30.01                 Landlord shall provide heating service through the perimeter units presently located in the Premises during HVAC Periods pursuant to the specifications annexed hereto as Exhibit F. “HVAC Periods” means Business Hours on Business Days. “Business Days” means all days other than Saturdays, Sundays, State holidays, Federal holidays and Building Service Employees Union Contract holidays. “Business Hours” means 8:00 a.m. to 6:00 p.m. If Tenant requires heat to the Premises other than during HVAC Periods, Landlord shall furnish such heat, provided that Tenant requests same via Landlord’s electronic work order system (or, if such system is not operational, by notice hand delivered, e mailed or faxed to Landlord at Landlord’s office in the Building, addressed to the attention of the Operations Manager) before 2:00 p.m. on any Business Day for service on such Business Day, and before 2:00 p.m. on the Business Day immediately preceding any non Business Day for service on such non Business Day. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non-HVAC Period heating service at Landlord’s then-established charge (which current rate as of the date hereof is $350.17 per hour (plus a 5% surcharge for electricity))for same (subject to a union-designated hours minimum).

30.02                 Landlord shall provide reasonable passenger elevator service to the Premises at all times (subject to shutdowns for maintenance or Unavoidable Delays). If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations hereunder.

30.03                 No bulky materials including, but not limited to furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Business Days between the hours of 8:00 a.m. to 12:00 p.m. and 1:00 p.m and 5:00 p.m., and by means of the one (1) freight elevator and the loading dock only, which Landlord will provide without charge on a first come, first served basis. If Tenant requires additional freight elevator or loading dock service at hours other than those set forth above, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator and loading dock service at Tenant’s sole cost at the standard rate then being charged by Landlord; provided, however, in connection with Tenant’s initial, single-phase, continuous move-in to the Premises, Landlord shall waive any such overtime freight elevator and loading dock charges, but only with respect to the first 20 hours of such move-in. If additional freight and loading dock service is requested for a weekend or for a period of time that does not immediately precede or follow the normal working hours of the personnel providing such overtime freight service, the minimum charge prescribed by Landlord shall be for four (4) hours. Any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant within thirty (30) days after written demand by Landlord.

30.04                 Except in the case of an Unavoidable Delay or due to an emergency, casualty or condemnation, Tenant shall have access to the Premises 24 hours per day, 7 days per week

ARTICLE 31

SECURITY DEPOSIT

31.01                 (a)                                 Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord either cash or an unconditional irrevocable letter of credit, and Tenant shall maintain same effect at all times during the Term hereof, in either case as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, in the amount of $1,564,977.50 (the “Required Amount”), which letter of credit shall be substantially in the form annexed hereto as Exhibit G and otherwise reasonably satisfactory to Landlord and issued by a banking corporation reasonably satisfactory to Landlord and either having its principal place of business or a duly licensed branch or agency in the borough of Manhattan, City and County of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof.

(b)                                 If Tenant delivers a letter of credit, Tenant shall, throughout the Term, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof complying with the terms of this Article 31 (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Security Letter”) no later than thirty (30) days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of or amendment to a Security Letter within any of the applicable time limits set forth in this Article 31, Tenant shall be in default of its obligations under this Article 31 and Landlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Security Letter and use, apply and retain the same as security hereunder, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure by Tenant to deliver such replacement of or amendment to the Security Letter constitutes a continuing default by Tenant of its obligations under this Article 31, and in the event that Tenant shall not have delivered such replacement or amendment to Landlord within fifteen (15) business days after Tenant’s receipt of such notice, Landlord may give to Tenant a notice of intention to end the Term at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 6 hereof. Upon delivery to Landlord of any such replacement of or amendment to the Security Letter within the fifteen (15) business day period described in the preceding sentence, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Security Letter which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).

31.02                 (a)                                 If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Annual Rent and Additional Rent, beyond notice (the delivery of which shall not be required for purposes of this Section 31.02 if Landlord is prevented or prohibited from delivering the same under Applicable Law, including, but not limited to, all applicable bankruptcy and insolvency laws) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 31.02 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 5.01(c)-(d) hereof shall have occurred with or without the acquiescence of Tenant), Landlord may, at its option, (but shall not be obligated to) and without prejudice to any other remedy which Landlord may have on account thereof, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, (or draw down the entire Security Letter or any portion thereof and use, apply or retain the whole or any part of the security represented by the Security Letter) to the extent required for the payment of (i) any Fixed Annual Rent and Additional Rent or any other sums as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any reletting costs or expenses, (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord or (iv) any damages awarded to Landlord in accordance with the terms and conditions of Article 6 hereof (it being understood that any use of the whole or any part of the security represented by the Security Letter shall not constitute a bar or defense to any of Landlord’s other remedies under this lease or any law, rule or regulation, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code). If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, or draw down the Security Letter, as the case may be, Tenant shall within ten (10) days of demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid (if Tenant shall have delivered a Security Letter, Tenant shall restore same, at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Security Letter), failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Annual Rent beyond the applicable grace period. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 31, each Security Letter shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary. In no event and under no circumstance shall the draw down on or use of any amounts under the Security Letter constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this lease or under any law, rule or regulation, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11

U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(b)                                 In the event Landlord uses, applies or retains any portion or all of the security deposit or the security represented by the Security Letter (as the case may be), Tenant shall forthwith restore the amount so used, applied or retained (if Tenant shall have delivered a Security Letter, at Landlord’s option, either by the deposit with Landlord of cash (“Cash Security”) or the provision of a replacement Security Letter) so that at all times the amount of the security deposited or the amount of the security represented by the Security Letter and the Cash Security, if any (as the case may be) shall be not less than the security required by this Article 31, failing which Tenant shall be in default of its obligations under this Article 31 and Landlord shall have the same rights and remedies as for the non-payment of Fixed Annual Rent beyond the applicable grace period.

31.03                 If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this lease, the security, or any balance thereof to which Tenant is entitled, or the Security Letter and the Cash Security (if any), as the case may be, shall be returned or paid over to Tenant within twenty (20) days after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises in compliance with the provisions of this Lease; provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

31.04                 In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the land on which the Building is situated to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled (or the Security Letter and the Cash Security, if any, as the case may be) to the vendee, transferee or lessee and Landlord, following notice to Tenant of the amount transferred and of the name of the transferee, shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same to the extent assumed by such vendee, transferee or lessee. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of Landlord’s interest in the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successor in the Building, whether in whole or in part, pay over any unapplied part of said security (or transfer the Security Letter and the Cash Security, if any, as the case may be) to any vendee, transferee or lessee of Landlord’s interest in the Building and shall thereupon be relieved of all liability with respect thereto to the extent assumed by such vendee, transferee or lessee. In the event of any such sale, transfer or leasing, Landlord shall have the right to transfer the Security Letter to the new landlord as aforesaid or, in the alternative (provided Landlord and such new landlord reasonably cooperate with Tenant’s issuing bank in connection therewith), to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary, and, upon such delivery by Tenant of such replacement Security Letter, Landlord shall return the existing Security Letter to Tenant. If Tenant shall fail to timely deliver such replacement Security Letter, Tenant shall be in default of its obligations under this Article 31 and Landlord shall have the right (but not the obligation), at its option, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered. Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord’s interest in the Security Letter, Tenant shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Security Letter, as Additional Charges hereunder, upon Landlord’s demand therefor.

31.05                 Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, or the security represented by the Security Letter, as the case may be, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit, or the remaining balance thereof, or the security represented by the Security Letter, as the case may be, Landlord may return the security deposit or the Security Letter to the original Tenant regardless of one or more assignments of this Lease.

31.06                 Neither the security deposit, the Security Letter, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this lease or at law or in equity upon Tenant’s default.

31.07                 Notwithstanding anything to the contrary herein, provided and on the condition that, as of the date Tenant elects to reduce the amount of security required hereunder, Tenant shall not be in default under this Lease after notice and the expiration of any applicable cure and grace periods, then in such case, (i) on the third (3rd) anniversary of the Rent Commencement Date, the security required under this Article 31 shall be reduced to $1,402,954.40 by Tenant delivering to Landlord a replacement Security Letter in said amount or a modification to the existing Security Letter reducing the Required Amount to said amount in accordance with the terms of this Article 31, (ii) provided that the reduction in clause (i) above occurred, on the fourth (4th) anniversary of the Rent Commencement Date, the security required under this Article 31 shall be reduced to $1,238,135.90 by Tenant delivering to Landlord a replacement Security Letter in said amount or a modification to the existing Security Letter reducing the Required Amount to said amount in accordance with the terms of this Article 31, and (iii) provided that the reduction in clauses (i) and (ii) above each occurred, on the fifth (5th) anniversary of the Rent Commencement Date, the security required under this Article 31 shall be reduced to $1,054,780.95 by Tenant delivering to Landlord a replacement Security Letter in said amount or a modification to the existing Security Letter reducing the Required Amount to said amount in accordance with the terms of this Article 31. Landlord shall, at Tenant’s reasonable expense, cooperate with Tenant (including execution of any required documentation) to amend the existing Security Letter (or arrange for a replacement Security Letter) as permitted hereunder.

ARTICLE 32

TAX ESCALATION

32.01                 Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article:

(a)                                 For the purpose of this Article, the following definitions shall apply:

(i) The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean 3.66%.

(ii) The term the “Building Project” shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the Premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii) The “Base Tax Year” shall mean calendar year 2013 (i.e., the average of the Real Estate Taxes for the New York City fiscal tax year commencing on July 1,2012 and ending on June 30, 2013 and the Real Estate Taxes for the New York City fiscal tax year commencing on July 1, 2013 and ending on June 30, 2014).

(iv) The term “Comparative Year” shall mean the twelve (12) month period following commencing on July 1, 2013 (provided, however, no payment of Real Estate Taxes hereunder by Tenant shall become due until January 1,2014), and each subsequent period of twelve (12) months thereafter.

(v) The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof.

(vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

32.02                         In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year,

Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord within thirty (30) days after receipt of the aforesaid statement. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year. In addition to the foregoing, Tenant shall pay to Landlord, on demand, as Additional Rent, a sum equal to Tenant’s Share of any business improvement district assessment payable by the Building Project.

32.03                 Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Real Estate Taxes payable during the Base Tax Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations.

32.04                 If, after Tenant shall have made a payment of Additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. In addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the fees and disbursements of attorneys, third party consultants, experts and others.

32.05                 The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within sixty (60) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord.

32.06                 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

32.07                 Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.08                 Landlord’s and Tenant’s obligations to make the adjustments referred to in Section 32.07 above shall survive any expiration or termination of this Lease for a period of three (3) years. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

ARTICLE 33

RENT CONTROL

33.01                 In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the Term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised Term. Landlord shall not have the right to so terminate this Lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

ARTICLE 34

INTENTIONALLY OMITTED.

ARTICLE 35

AIR CONDITIONING

35.01                 Subject to the provisions of this Article and all other applicable provisions of this Lease, Landlord shall supply air-conditioning service to the Premises through the Building’s central air-conditioning facilities (the “Building HVAC System”) during the HVAC Periods pursuant to the specifications annexed hereto as Exhibit F. Landlord reserves the right to suspend operation of the Building HVAC System at any time that Landlord, in its reasonable judgment, deems it necessary to do so for reasons such as accidents, emergencies or any situation arising in the Premises or within the Building which has an adverse affect, either directly or indirectly, on the operation of Building HVAC System, including without limitation, reasons relating to the making of repairs, alterations or improvements in the Premises or the Building, and Tenant agrees that any such suspension in the operation of the Building HVAC System may continue until such time as the reason causing such suspension has been remedied and that Landlord shall not be held responsible or be subject to any claim by Tenant due to such suspension, provided that Landlord shall use reasonable efforts to restore any such services as promptly as possible. Tenant further agrees that Landlord shall have no responsibility or liability to Tenant if operation of the Building HVAC System is prevented by strikes or accidents or any cause beyond Landlord’s reasonable control, or by the orders or regulations of any federal, state, county or municipal authority or by failure of the equipment or electric current, steam and/or water or other required power source. Landlord shall be solely responsible (subject to reimbursement pursuant to Article 49 hereof) to repair, maintain and/or replace the Building HVAC System, as and when required.

35.02                 In the event that Tenant shall require air conditioning service other than during HVAC Periods, Landlord shall furnish such after hours service through the Building HVAC System provided that written notice is given to Landlord by Tenant prior to 2:00 p.m. on Business Days preceding weekends and the aforementioned holidays. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non HVAC Period air-conditioning service at Landlord’s then-established rates (which current rate as of the date hereof is $350.17 per hour (plus a 5% surcharge for electricity)) therefor; provided, that there shall be a minimum charge of four (4) hours for any time period of additional service that neither immediately precedes nor immediately follows Business Hours.

35.03                 On the Commencement Date, Landlord shall deliver to Tenant, in their “as is” condition, the three (3) supplemental air-conditioning units existing in the Premises as of the date hereof (the “Supplemental Units”). Tenant shall be solely responsible, at Tenant’s sole cost and expense, to maintain, repair and replace such Supplemental Units and Landlord shall have no responsibility in connection with same. In connection with Tenant’s use and operation of the Supplemental Units, commencing on the Commencement Date, Landlord shall make available to Tenant 10 3/4 tons of condenser water (“Supplemental Condenser Water”) in connection with the operation by Tenant of the Supplemental Units. Subject to any provision of this Lease relating to stoppage of services and Landlord’s inability to perform, Landlord shall supply Supplemental Condenser Water to the Premises on a twenty-four (24) hour, 365 day basis. Commencing as of the Commencement Date, Tenant shall pay to Landlord an annual charge of $344.35 per ton of Supplemental Condenser Water (the “Annual Condenser Water Charge”), plus sales tax, if applicable, subject to increase as provided for herein. Except as otherwise provided for herein, all sums payable under this Article 35 shall be deemed to be Additional Rent and paid by Tenant within thirty (30) days after the issuance of a statement therefor. The Annual Condenser Water Charge shall be adjusted on January 1, 2013 and on each January 1st of each subsequent year during the Term by the percentage change in the Consumer Price Index for such January over the Consumer Price Index for January, 2012. The term “Consumer Price Index” as used herein shall mean, The Consumer Price Index, All Items - New York Metropolitan Area, base year 1984 = 100, as issued by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index thereto.

ARTICLE 36

SHORING

36.01                 Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

ARTICLE 37

EFFECT OF CONVEYANCE. ETC.

37.01                 If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01                 This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39

CAPTIONS

39.01                 The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01                 Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than Newmark Knight Frank and SL Green Leasing LLC (collectively, the “Brokers”). Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Lease or the negotiation thereof, based on claims that such broker or agent represented or acted on behalf of Tenant. Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (including the Brokers) with respect to this Lease or the negotiation thereof, based on claims that such broker or agent represented or acted on behalf of Landlord.

ARTICLE 41

ELECTRICITY

41.01                 Tenant acknowledges and agrees that electric service shall be supplied to the Premises on a “submetered basis” in accordance with the provisions of this Article 41. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. Landlord shall make electricity available during the Term at the combined electrical closets servicing the Premises for all purposes (exclusive of electricity required for the operation of the Building heating, ventilation and air-conditioning system serving the Premises), with an average capacity of not less than six (6) watts connected load per usable square foot of the Premises which shall be distributed by Tenant at its sole cost and expense. Landlord shall not unreasonably withhold its consent to a request by Tenant for a reasonable amount of additional electrical capacity; provided, that (i) there exist in Landlord’s judgment appropriate reserves to serve the current and anticipated future needs of Landlord and the other tenants of the Building, (ii) Landlord receives a load letter from Tenant’s engineer certifying that Tenant requires such additional electrical capacity and that the load is not too excessive for the Building and its electrical equipment and (iii) Landlord is reimbursed by Tenant within thirty (30) days of Landlord’s request therefor for Landlord’s actual out-of-pocket cost of providing such additional electrical capacity to

Tenant. If Landlord grants Tenant’s request for such additional electrical capacity and Tenant requires that Landlord supply a quantity of such additional electrical capacity to a particular location that exceeds the capacity of the Building’s bus ducts at that location, Landlord shall do so at Tenant’s expense.

41.02                 If and so long as Landlord provides redistributed electricity to the Premises on a submetered basis, Tenant agrees that the charges for such redistributed electricity shall be computed in the manner hereinafter described, to wit, a sum equal to the product of (i) Landlord’s cost for such electricity (“Landlord’s Cost”) multiplied by 105%. Where more than one (1) meter measures the service of Tenant in the Building, the service rendered through each meter shall be aggregated and billed as if measured on one meter, in accordance with the rates herein specified.

41.03                 Landlord’s Cost shall be determined as follows: (i) the total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the Building’s consumption for the relevant billing period for energy (kilowatt hours, i.e., “KWH”) shall be divided by the total kilowatt hours consumed by the Building for that billing period, carried to six decimal places, and (ii) the total dollar amount billed to Landlord by the public utility and/or service providers supplying electric service to the Building for the relevant billing period for demand (kilowatts, i.e., “KW”) for the Building’s consumption for such billing period, shall be divided by the total demand (kilowatts) of the Building for such billing period, carried to six decimal places (and the Landlord’s Cost, so defined, for KWH and for KW shall be applied to Tenant’s electricity consumption and demand, KWH and KW, for the relevant billing period).

41.04                 Landlord shall install submeters at Landlord’s cost and expense to measure Tenant’s electricity consumption, KWH and KW. Bills therefor shall be rendered by Landlord monthly, and the amount, as computed from a meter, shall be deemed to be, and shall be paid as Additional Rent. If any tax is imposed upon Landlord’s receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant’s share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord.

41.05                 If all or part of the meters or system by which Landlord measures Tenant’s consumption of electricity (the “Submetering System”) shall not be operable or malfunction, Landlord shall promptly, at Tenant’s expense, repair (or replace, if necessary) the Submetering System and, pending completion of such repair (a) Landlord, through an independent, reputable electrical consultant selected by Landlord, shall estimate the readings that would have been yielded by said Submetering System as if such system was operable or the malfunction had not occurred, as the case may be, on the basis of Tenant’s prior usage and demand and the lighting and equipment installed within the Premises and (b) Landlord shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within sixty (60) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within thirty (30) days of Landlord’s receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant and the expenses of such consultant shall be divided equally between the parties. Pending such controlling determination, Tenant shall timely pay Additional Rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a refund from Landlord within twenty (20) days of the determination, or shall make additional payment to Landlord within twenty (20) days of the determination, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

41.06                 Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Landlord reserves the right, if required by Applicable Laws, to terminate the furnishing of electricity, upon not less than ninety (90) days’ written notice to Tenant (or such longer period as shall be reasonably required for Tenant to obtain such direct electricity, so long as Tenant is diligently pursuing same), in which event Tenant may make application directly to the public utility and/or other providers for Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits and any other existing electrical facilities serving the Premises as may be necessary, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized load. Any meters, risers, or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant’s sole cost and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. Once Tenant is receiving electricity directly from the public utility or other provider, Landlord may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect.

ARTICLE 42

LEASE SUBMISSION

42.01                 Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.01                 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord.

43.02                 Tenant covenants to provide on or before the Commencement Date, and to keep in force, at Tenant’s own cost, during the Term hereof the following insurance coverage which coverage shall be effective from and after such first Commencement Date:

(a)                                 A Commercial General Liability insurance policy naming Landlord and its designees as additional insureds protecting Landlord, its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of Tenant to Landlord by virtue of the indemnification agreement in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the Premises, the Building or the related common areas, in amounts not less than:

$5,000,000, general aggregate per location

$5,000,000, per occurrence for bodily injury & property damage

$5,000,000, personal & advertising injury

$1,000,000, fire legal liability

Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b)                                 “All-risk” insurance, including flood, earthquake and terrorism coverage in an amount adequate to cover the cost of replacement of Landlord’s Work, all personal property, fixtures, furnishings, equipment, improvements, betterments and installations located in the Premises, whether or not installed or paid for by Landlord.

43.03                 All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and approved by Landlord and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-

VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

43.04                 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or a 2003 Accord 28 certificates evidencing such insurance (the 2006 Accord 28 being unacceptable to Landlord), together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05                 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each “all-risk’ insurance policy obtained by it and covering property as stated in 43.02 (b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

43.06                 Subject to the foregoing provisions of this Article, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.07                 If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08.              Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in other similar office buildings in the Borough of Manhattan.

43.09                 A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10                 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

ARTICLE 44

SIGNAGE

44.01                         Tenant shall have the right, at its sole cost and expense, to install directional signage within the elevator vestibule of each floor of the Premises and on the entry doors to the Premises, all in accordance with the terms and provisions of the standard signage policy of the Building. Tenant shall be entitled to its pro rata share of listings in any electronic directory in the lobby of the Building, but only to the extent Landlord provides or maintains such a directory.

ARTICLE 45

INTENTIONALLY OMITTED

ARTICLE 46

FUTURE CONDOMINIUM CONVERSION

46.01                         Tenant acknowledges that the Building and the land of which the Premises form a part (the “Land”) may be subjected to the condominium form of ownership prior to the end of the Term of this Lease. Tenant agrees that if at any time during the Term, the Building and the Land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the Land to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate Taxes payable during the Base Tax Year, as such terms are defined in Article 32 hereof, respectively; provided, however, no such adjustments shall in any way increase Tenant’s payments with respect to Real Estate Taxes, Expenses or any other items of Rent above such Rents as Tenant would have incurred had such condominium conversion not occurred, and provided further, that Tenant’s rights and obligations shall not be affected (except to a de minimis extent) and the services provided to Tenant shall not be diminished.

ARTICLE 47

MISCELLANEOUS

47.01                         This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted. Tenant shall comply with the rules and regulations annexed to this Lease as Exhibit C, and any reasonable modifications thereof or additions thereto.

47.02                         If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (a “REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

47.03                         Tenant shall not permit the Premises, or any portion thereof, to be used or occupied by or for the benefit of any person or entity that the Office of Foreign Assets Control of the

United States Department of the Treasury has listed on its list of Specially Designated Nationals and Blocked Persons (or is listed on any replacement or similar list in the future).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the said Landlord, and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

1 MADISON OFFICE FEE LLC

By:	/s/ Steven M. Durels
Name:	Steven M. Durels
Title:	Executive Vice President,
Director of Leasing and Real Property

TENANT:

YEXT, INC.

By:	/s/ Howard Lerman
Name:	Howard Lerman
Title:	CEO

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT B

FIXED ANNUAL RENT

The Fixed Annual Rent for the Premises shall be as follows:

Period	Annual	Monthly

Commencing on the Commencement Date and ending on the day immediately preceding the 1st anniversary of the Commencement Date (the “1st Period”)	$1,877,973.00	$156,497.75

Commencing on the day immediately following the expiration of the 1st Period and ending the day immediately preceding the 2nd anniversary of the Commencement Date (the “2nd Period”)	$1,910,837.53	$159,236.46

Commencing on the day immediately following the expiration of the 2nd Period and ending the day immediately preceding the 3rd anniversary of the Commencement Date (the “3rd Period”)	$1,944,277.18	$162,023.10

Commencing on the day immediately following the expiration of the 3rd Period and ending the day immediately preceding the 4th anniversary of the Commencement Date (the “4th Period”)	$1,978,302.03	$164,858.50

Commencing on the day immediately following the expiration of the 4th Period and ending the day immediately preceding the 5th anniversary of the Commencement Date (the “5th Period”)	$2,200,259.33	$183,354.95

Commencing on the day immediately following the expiration of the 5th Period and ending the day immediately preceding the 6th anniversary of the Commencement Date (the “6th Period”)	$2,238,763.87	$186,563.66

Commencing on the day immediately following the expiration of the 6th Period and ending the day immediately preceding the 7th anniversary of the Commencement Date (the “7th Period”)	$2,277,942.23	$189,828.52

Commencing on the day immediately following the expiration of the 7th Period and ending the day immediately preceding the 8th anniversary of the Commencement Date (the “8th Period”)	$2,317,806.22	$193,150.52

Commencing on the day immediately following the expiration of the 8th Period and ending on the Expiration Date	$2,358,367.83	$196,530.65

EXHIBIT C

RULES AND REGULATIONS

1.            No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2.            The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

3.            Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4.            Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall approve and in accordance with Landlord’s rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5.            No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by

Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6.            No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7.            No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord. At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

8.            No Tenant shall purchase or obtain for use in the Premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9.            Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as Additional Rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord’s administrative costs for same.

10.         The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11.         Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

12.         Tenant shall be permitted to maintain an “in-house” messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Tenant, name of employee and photograph of the employee. Messengers in

Tenant’s employ shall display such identification at all time. In the event that Tenant or any agent, servant or employee of Tenant, violates the terms of this paragraph, Landlord shall be entitled to terminate Tenant’s permission to maintain within the Premises in-house messenger or delivery service upon written notice to Tenant.

13.         Tenant will be entitled to its proportionate share of listings on the Building lobby directory board, without charge, to the extent any directory board exists.

14.         In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control. The rules and regulations shall be enforced in a non-discriminatory manner amongst all tenants in the Building.

EXHIBIT D

LANDLORD’S WORK

DEMOLITION PLAN LEGEND

- EXISTING PARTITION TO REMAIN
- EXISTING DOOR TO REMAIN
- EXISTING PARTITION TO BE REMOVED
- EXISTING DOOR, FRAME AND HARDWARE TO BE REMOVED AND SALVAGED FOR RELOCATION REUSE. (G.C. TO ADVISE ARCHITECT OF CONDITION OF DOORS PR OR TO RELOCATION)
- EXISTING FURNITURE TO BE REMOVED. ALL FURNITURE TO BE VERIFIED BY TENANT PRIOR TO REMOVAL
- EXISTING POWER TO BE REMOVED
- EXISTING V/D STUB-UP TO BE REMOVED
- $ EXISTING LIGHT SWITCH TO BE REMOVED

1. SAVE ANY REMOVED ROOM NAME HOLDERS FOR NEW USE. CLEAN ALL EXISTING AND REPLACE ANY EXIST. DAMAGED WITH REMOVED.
2. ALL POWER ON WALLS TO BE DEMOLISHED AND TIED BACK TO SOURCE.
3. AT ALL EXISTING TO REMAIN POWER, STUB-UPS, AND SWITCHES, REMOVE COVER PLATES FOR REPLACEMENT.
4. NOTE: ALL DEMOLISHED DOORS TO BE SALVAGED FOR RELOCATION AND REUSE AS PER CONSTRUCTION PLAN TYP.

PARK AVENUE

-- ALL DIMENSIONS AND CONDITIONS ARE --
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

DEMO PLAN	SL GREEN REALTY CORP.	LOFFREDO BROOKS ARCHITECTS P.C.
REVISION: -	1 MADISON AVENUE	118 WEST 22ND STREET 4TH FLOOR
DATE: 05.14.12	PARTIAL 5TH FLOOR	NEW YORK CITY, NEW YORK 10011
DWG. NO.: LE-01		TEL 212.679.7729 FAX 212.725.8914
		E.MAIL INFO@LBARCH.COM

HATCH INDICATES DEMO OF EXISTING CEILING TILES, GRID, LIGHT FIXTURES, EXIT SIGNS, & ASSOCIATED HANGING STRUCTURE AND CIRCUITRY. SALVAGE ALL 2X2 BASKET FIXTURES FOR REUSE/RELOCATION - REFER TO RCP FOR LOCATION.

PARK AVENUE

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

DEMO REFLECTED CEILING PLAN

REVISION: 10
DATE: 05.14.12
DWG. NO.: LE-01A

SL GREEN REALTY CORP.

1 MADISON AVENUE

PARTIAL 5TH FLOOR

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET- 4TH FLOOR
NEW YORK CITY, NEW YORK 10011
TEL. 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

REFLECTED CEILING PLAN LEGEND

- 2' x 2' ACOUSTICAL CEILING TILE ARMSTRONG 2'x2' ULTIMA HRC #1912 SILHOUETTE XL 1/8" REVEAL 9/16" SLOTTED GRID
- INDICATES GYP. BD SOFFIT
- GYPSUM BOARD CEILING
- 2'X2' CENTER BASKET RECESSED FLUORESCENT FIXTURE: SPEC TBD
- PENDANT FIXTURE: SPEC TBD
- 4', 8', 12' PENDANT STRIP FIXTURE: SPEC TBD
- DOWNLIGHT FIXTURE SPEC TBD (IN CONFERENCE ROOMS)
- EXIT SIGN: ALLURE LED EDGE LIT EXIT SERIES - MARATHON (BATTERY BACK UP ABOVE CEILING) - CLEAR BACKGROUND LETTER COLOR: RED
- $\$_{EX}$ EXISTING LIGHT SWITCH TO REMAIN.
- $\$_{VS}$ WALL MOUNTED VACANCY SENSOR W/NO MANUAL OVERRIDE
- $\$_{X}$ LIGHT SWITCH - SUBSCRIPT INDICATES CIRCUIT

NOTE:
1. LIGHTING TO COMPLY WITH NYC LIGHTING CODE AND ENERGY CODES AND IS SUBJECT TO MODIFICATION
2. F&I LEVITON DECORA WHITE COVERPLATES AT ALL SWITCHES

PARK AVENUE

-- ALL DIMENSIONS AND CONDITIONS ARE --
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

REFLECTED CEILING PLAN	SL GREEN REALTY CORP.	LOFFREDO BROOKS ARCHITECTS P.C.
REVISION: 10	1 MADISON AVENUE	118 WEST 22ND STREET- 4TH FLOOR
DATE: 05.14.12	PARTIAL 5TH FLOOR	NEW YORK CITY, NEW YORK 10011
DWG. NO.: LE-04		TEL 212.579.7729 FAX 212.725.8814
		E.MAIL INFO@LBARCH.COM

EXHIBIT E

CLEANING SPECIFICATIONS

A)                                   GENERAL CLEANING — NIGHTLY

•                                          Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

•                                          Carpet sweep all carpets and rugs four (4) times per week

•                                          Vacuum clean all carpets and rugs, once (1) per week

•                                          Police all private stairways and keep in clean condition

•                                          Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

•                                          Clean all cigarette urns and replace sand or water as necessary

•                                          Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture, etc.)

•                                          Dust all furniture, and window sills as necessary

•                                          Dust clean all glass furniture tops

•                                          Dust all chair rails, trim and similar objects as necessary

•                                          Dust all baseboards as necessary

•                                          Wash clean all water fountains

•                                          Keep locker and service closets in clean and orderly condition

B)                                   LAVATORIES — NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

•                                          Sweep and mop all flooring

•                                          Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

•                                          Wash and disinfect all basin, bowls and urinals

•                                          Wash both sides of all toilet seats

•                                          Dust all partitions, tile walls, dispensers and receptacles

•                                          Empty and clean paper towel and sanitary disposal receptacles

•                                          Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

•                                          Remove all wastepaper and refuse to designated area in the premises

C)                                   LAVATORIES — PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES

•                                          Machine scrub flooring as necessary

•                                          Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)                                   DAY SERVICES — DUTIES OF THE DAY PORTERS

•                                          Police ladies’ restrooms and lavatories, keeping them in clean condition

•                                          Fill toilet dispensers; materials to be furnished by Landlord

•                                          Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)                                    SCHEDULE OF CLEANING

•                                          Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

•                                          All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

•                                          All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting

EXHIBIT F

HVAC SPECIFICATIONS

EXHIBIT F

SPECIFICATIONS FOR HVAC

HEATING, VENTILATION AND AIR CONDITIONING PERFORMANCE

The air conditioning system shall be capable of providing inside conditions of not more than 76±2°F. dry bulb and 50% relative humidity with outside conditions of not more than 95°F. dry bulb and 75°F. wet bulb.

The system shall be capable of delivering not less than .25 cfm of fresh air per usable square foot, and of maintaining a minimum temperature of 72°F. dry bulb when the outside temperature is 0°F. dry bulb.

All of the foregoing performance criteria are based upon an occupancy of not more than one person per 150 square feet of usable floor area in the Premises, and upon a combined lighting and standard electrical load not to exceed 4.0 watts per rentable square foot of usable floor area in the Premises.

F-1

EXHIBIT G

FORM OF LETTER OF CREDIT

Date:

Beneficiary:

[Landlord]

c/o SL Green Realty Corporation

420 Lexington Avenue

New York, NY 10170

Letter of Credit No.

Gentlemen:

By order of our client, [Tenant Name and Address], we hereby establish our irrevocable, unconditional Standby Letter of Credit No.         in your favor for an amount not to exceed in aggregate USD $          effective immediately and expiring at our office located at                          , New York, New York                          with at the close of business on              .

Funds hereunder are available to you or your transferee against presentation of your sight draft(s), drawn on us, mentioning thereon this Letter of Credit Number      ,which may be executed on your behalf by your agent or on behalf of your transferee(s) by its agent(s), without presentation of any other documents, statements or authorizations.

This Letter of Credit shall be deemed automatically extended, without amendment, for additional period(s) of one (1) year from the current expiration date hereof and each successive expiration date, the last renewal of which shall be for a term set to expire not earlier than the date occurring ninety (90) days following the Expiration Date of the term of the Lease, unless we notify you not less than sixty (60) days prior to then applicable expiration date hereof that we elect not to consider this Letter of Credit renewed for such additional period(s). In order to be effective, any such notice of non-renewal must be sent by registered mail (return receipt requested) (i) to you at the above address and (ii) simultaneously to the “Leasing Counsel”, SL Green Realty Corporation, 420 Lexington Avenue, New York, NY 10170, (or to such other addresses as you or your transferee(s) shall designate in writing).

This Letter of Credit is transferable and may be transferred in its entirety, but not in part, and may be successively transferred by you or any transferee hereunder to a successor transferee(s) upon execution and delivery to us of the transfer form annexed hereto. All transfer fees shall be payable by our client.

We hereby agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms hereof will be duly honored upon presentation to us at our office located at [New York, New York].

Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce, Publication No. 590.

Very truly yours,
[NAME OF BANK]

BY:
AUTHORIZED SIGNATURE
New York, NY